EXHIBIT 24.1

POWER OF ATTORNEY

     WHEREAS, CVS CORPORATION, a Delaware corporation (“CVS”), proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”) relating to shares of CVS common stock which will be issued in connection with the proposed merger of a Twain MergerSub Corp., a Delaware corporation and wholly-owned subsidiary of CVS, and Caremark Rx, Inc., a Delaware corporation.

     NOW, THEREFORE, the undersigned hereby appoints Thomas M. Ryan and David B. Rickard, and each of them, as attorney-in-fact and agent, with power to act without the other and with full power of substitution and re-substitution, for the undersigned, for the purpose of executing and filing such Registration Statement and any amendment thereto (including any post-effective amendment), hereby giving said attorney-in-fact full authority to perform all acts necessary thereto as fully as the undersigned could do if personally present and hereby ratifying all that said attorney-in-fact may lawfully do, have done or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this POWER OF ATTORNEY prior to the filing of the above-referenced Registration Statement.

/s/ David W. Dorman

David W. Dorman
Director

/s/ Thomas P. Gerrity

Thomas P. Gerrity
Director

/s/ Marian L. Heard

Marian L. Heard
Director

/s/ William H. Joyce

William H. Joyce
Director

/s/ Terrence Murray

Terrence Murray
Director

/s/ Sheli Z. Rosenberg

Sheli Z. Rosenberg
Director

/s/ Thomas M. Ryan

Thomas M. Ryan
Chairman of the Board, President
and Chief Executive Officer

/s/ Richard J. Swift

Richard J. Swift
Director

/s/ Alfred J. Verrecchia

Alfred J. Verrecchia
Director